Exhibit 10.27

INFINITY ENERGY RESOURCES, INC.

Geographic Location


Guatemala
Honduras
El Salvador
Nicaragua
Infinity (Tyra)
Infinity (Perlas)
Mar Caribe
Oceano Pacifico
Costa Rica